As filed with the U.S. Securities and Exchange Commission on January 10, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)
Delaware	11-3516358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(248) 957-9024
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dr. George Magrath
Chief Executive Officer
Ocuphire Pharma, Inc.
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(248) 957-9024
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Phillip D. Torrence, Esq.
Emily J. Johns, Esq.
Honigman LLP
650 Trade Center Way, Suite 200
Kalamazoo, Michigan 49002-0402
(269) 337-7700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
We are filing this registration statement with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to replace our prior registration statement (File No. 333-252715) that will expire on February 12, 2024, in accordance with applicable SEC regulations. Under this shelf registration statement, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $175,000,000.
This Registration Statement on Form S-3 of Ocuphire Pharma, Inc., or the Registrant, contains three prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $175,000,000 of its common stock, preferred stock, debt securities and/or warrants to purchase any of such securities from time to time in one or more offerings;

•
a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $40,000,000 (which amount is included in the $175,000,000 aggregate offering price set forth in the base prospectus) of its common stock that may be issued and sold under Capital on DemandTM Sales Agreement dated March 11, 2021, by and among the Registrant, JonesTrading Institutional Services LLC, or JonesTrading, or the Sales Agreement; and

•
a purchase agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $50,000,000 of its common stock that may be issued and sold under a Purchase Agreement dated August 10, 2023, by and between the Registrant and Lincoln Park Capital Fund, LLC, or the Purchase Agreement, and 246,792 shares of common stock issued to Lincoln Park as consideration for its commitment to purchase shares of the Registrant's common stock under the Purchase Agreement (which amounts are included in the $175,000,000 aggregate offering price set forth in the base prospectus).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The prospectus related to the offering of shares of our common stock under the Sales Agreement immediately follows the base prospectus. In the event of the termination of the Sales Agreement, any portion of the $40,000,000 included in the sales agreement prospectus contained in this registration statement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $40,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. The purchase agreement prospectus immediately follows the sales agreement prospectus. Upon termination of the Purchase Agreement, any portion of the $50,000,000 included in the purchase agreement prospectus that is not sold pursuant to the Purchase Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Purchase Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 10, 2024
PROSPECTUS

$175,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
We may, from time to time, offer and sell up to $175,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, or common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon exercise of warrants.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus on page 27 and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “OCUP.” On January 9, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.25 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 7, in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2024.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $175,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
Neither we, nor any agent, underwriter or dealer has authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Ocuphire,” “the company,” “we,” “us,” “our” and similar references refer to Ocuphire Pharma, Inc., a corporation under the laws of the State of Delaware.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.
Ocuphire Pharma, Inc.
Overview
We are a clinical-stage ophthalmic biopharmaceutical company focused on developing novel therapies for the treatment of unmet needs of patients with retinal and refractive eye disorders.
APX3330
Our lead retinal product candidate, APX3330, is a first-in-class small-molecule inhibitor of Ref-1 (reduction oxidation effector factor-1 protein). Ref-1 is a regulator of transcription factors such as HIF-1α and NF-kB. Inhibiting REF-1 reduces levels of vascular endothelial growth factor (“VEGF”) and inflammatory cytokines which are known to play key roles in ocular angiogenesis and inflammation. Through inhibition of Ref-1, APX3330 normalizes the levels of VEGF to physiologic levels, unlike biologics that deplete VEGF below the levels required for normal function. APX3330 is an oral tablet administered twice per day for the treatment of diabetic retinopathy (“DR”).
DR affects approximately 10 million people with diabetes and is projected to impact over 14 million Americans by 2050. DR is classified as Non-Proliferative Diabetic Retinopathy (“NPDR”), the early stage of the disease in which symptoms may be mild or nonexistent or Proliferative Diabetic Retinopathy (“PDR”) which is the more advanced stage of diabetic eye disease that can be highly symptomatic with loss of vision. Approximately 80% of the DR patients have NPDR that will progress to PDR if left untreated. Despite the risk for visual loss associated with this disease, over 90% of NPDR patients currently receive no course of treatment apart from observation by their eye care specialist until they develop sight-threatening complications. This is due to the treatment burden of the frequent eye injections required with currently approved therapies for this disease. APX3330 as an oral tablet has the potential to be an early, non-invasive treatment for the 8 million NPDR patients in the US.
In January 2023, we reported top-line efficacy and safety results from the ZETA-1 Phase 2 trial conducted in 103 subjects (51 treated with 600 mg daily dose of APX3330) in DR, including moderately severe and severe NPDR and mild PDR, as well as patients with diabetic macular edema without loss of central vision. Although administration of APX3330 daily did not meet the study’s primary endpoint of percentage of patients with a ≥ 2-step improvement in Early Treatment of Diabetic Retinopathy Study (“ETDRS”) diabetic retinopathy severity scale (“DRSS”) in the study eye at week 24 compared to placebo, efficacy was seen on the FDA agreed upon registration endpoint of ≥3-step worsening on a binocular DRSS Person Scale. Prevention or slowing of progression of DR to vision-threatening complication such as PDR is a clinically meaningful endpoint. APX3330 also demonstrated favorable safety and tolerability in diabetic patients. A successful End-of-Phase 2 (“EOP2”) meeting with the U.S. Food and Drug Administration (the “FDA”) was held in October 2023 at which we obtained agreement on the Phase 3 registration endpoint supporting the advancement of APX3330 into Phase 3. Ocuphire plans to submit a Special Protocol Assessment (“SPA”) to agree on the clinical trial protocol and statistical analysis plan for the Phase 3 trials.
Prior to Ocuphire in-licensing the APX3330 product candidate, it had been studied by other sponsors in a total of 11 clinical trials (6 Phase 1 and 5 Phase 2) in a total of over 420 healthy volunteers or patients (with over 340 APX3330-treated) for inflammatory (hepatic) and oncology indications, and had demonstrated evidence of target engagement, consistent pharmacokinetics, durability, and favorable safety and tolerability. Treatment-related adverse events were uncommon, and most were mild in severity. No clinically significant changes were observed in liver, kidney, or heart function. There were no treatment-related effects on hematologic or blood chemistry evaluations. APX3330 demonstrated favorable safety and tolerability in the ZETA-1 trial, consistent with the safety data from the prior 11 clinical trials.
We also in-licensed APX2009 and APX2014, which are second-generation analogs of APX3330. The unique mechanism of action of these Ref-1 inhibitors of reducing angiogenesis and inflammation could potentially be beneficial in treating other retinal diseases such as age-related macular degeneration (“AMD”), and geographic atrophy (“GA”).
We are currently evaluating local delivery routes of APX3330 and its second-generation analogs in addition to the systemic (oral) route as part of its pipeline expansion in retinal therapies.
Phentolamine Ophthalmic Solution 0.75% (POS)
In November 2022, we entered into a license and collaboration agreement (the “Nyxol License Agreement”) with FamyGen_Life Sciences, Inc. (acquired by Viatris, Inc. (“Viatris”) in January 2023) pursuant to which we granted Viatris an exclusive license to develop, manufacture, import, export and commercialize our refractive product candidate Phentolamine Ophthalmic Solution 0.75%, formerly known as Nyxol (“POS”) for treating (a) reversal of pharmacologically-induced mydriasis, (b) night vision disturbances or dim light vision (“DLD”), and (c) presbyopia, and (ii) POS and low dose pilocarpine for treating presbyopia (together, the “Nyxol Products”) worldwide except for certain countries and jurisdictions in Asia (the “Viatris Territory”).
Under the terms of the Nyxol License Agreement, Ocuphire in partnership with Viatris, will develop the Nyxol Products in the United States. Viatris agreed to reimburse us for budgeted costs related to the development of the Nyxol Products through each applicable FDA approval. Viatris is responsible for developing the Nyxol Products in countries and jurisdictions in the Viatris Territory outside of the United States.
POS is a once-daily eye drop formulation of phentolamine mesylate designed to reduce pupil diameter and improve visual acuity. POS can potentially be used across multiple indications such as treatment of pharmacologically-induced mydriasis (“RM”) (dilation of the pupil), presbyopia (age-related blurry near vision) and DLD (halos, glares and starbursts). Our management believes these multiple indications potentially represent a significant market opportunity. POS has been studied in a total of 12 clinical trials (3 Phase 1, 5 Phase 2 and 4 Phase 3) in a total of over 1100 patients (with over 650 POS-treated) and has demonstrated promising clinical data across the three targeted refractive indications.
We submitted a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) in November 2022 under the 505(b)(2) pathway for POS for RM; the FDA approved the NDA in September 2023 under the brand name RYZUMVI™, which triggered a $10 million milestone payment under the Nyxol License Agreement.
We reported positive top-line data from multiple late-stage clinical trials for POS in RM, presbyopia and DLD. We reported positive top-line data from Phase 3 trials in RM: MIRA-2 in March 2021, MIRA-3 in March 2022 and MIRA-4 in April 2022. We also reported positive top-line data from a Phase 2 trial of POS for treatment of presbyopia, both as monotherapy and with low-dose pilocarpine (pilocarpine hydrochloride ophthalmic solution 0.4%, “LDP”) as adjunctive therapy (VEGA-1). We reported top-line data from a Phase 3 trial in DLD in May 2022 (LYNX-1). The VEGA-2 Phase 3 study in presbyopia achieved its primary endpoint and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024. For DLD, a SPA has been submitted and Viatris is also expected to continue Phase 3 development in the first half of 2024 following FDA agreement.
Recent Developments
Clinical Milestones
APX3330
In January 2023, we announced top-line efficacy and safety results from ZETA-1, a Phase 2b trial of APX3330 in diabetic retinopathy patients. In ZETA-1, APX3330 demonstrated favorable safety and tolerability and exhibited efficacy in slowing or prevention of DR worsening on a binocular DRSS Person Scale. The FDA agreed this was an approvable registration endpoint at our EOP2 meeting.

Phentolamine Ophthalmic Solution 0.75% (POS)
In January 2023, we announced the initiation of the VEGA-2 Phase 3 pivotal trial, the first of two Phase 3 registration trials intended to support a presbyopia indication for POS alone and POS with LDP. The VEGA-2 Phase 3 study achieved its primary endpoint and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024.
Regulatory Update
In September 2023, we announced FDA approval of POS under the brand name RYZUMVI™ for the treatment of RM; for this approval we received a $10 million milestone payment under the Nyxol License Agreement.
In October 2023, a SPA was submitted to the FDA for DLD and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024 following FDA agreement.
In November 2023, we announced the successful outcome of the EOP2 meeting with the FDA, at which we obtained agreement on the registration endpoint supporting the advancement of APX3330 into Phase 3. Ocuphire plans to submit a SPA to agree on the clinical trial protocol and statistical analysis plan for the Phase 3 trials and will share specifics on the study design parameters and anticipated timing once agreed with the FDA.
Management Transitions
On November 1, 2023, the Company announced the appointment of George Magrath, M.D., M.B.A., M.S., as Chief Executive Officer and member of the Board of Directors. As a result of such appointment, Richard Rodgers, who was serving as Interim President and Chief Executive Officer, resigned from such position and remains on the Board.
On November 27, 2023, the Company announced the appointment of Joseph K. Schachle, as Chief Operating Officer.
Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”)
On August 10, 2023, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Ocuphire has the sole right, but not the obligation, to direct Lincoln Park to purchase up to $50 million of shares of our common stock, par value $0.0001 (the “Common Stock”), from time to time over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, Ocuphire also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the shares of our Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to a registration statement. Upon the execution of the Purchase Agreement, we issued 246,792 shares of Common Stock to Lincoln Park as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. Lincoln Park has agreed not to cause or engage in any manner whatsoever in any direct or indirect short selling or hedging of our Common Stock.
Global Economic Conditions
Generally, worldwide economic conditions remain uncertain, particularly due to the effects of the conflict between Russia and Ukraine and potentially between Israel and Hamas, disruptions in the banking system and financial markets, lingering COVID-19 pandemic, increased inflation and increased interest rates. The general economic and capital market conditions, both in the U.S. and worldwide, have been volatile in the past and at times have adversely affected our access to capital and increased the cost of capital. The capital and credit markets may not be available to support future capital raising activity on favorable terms. If economic conditions decline, our future cost of equity or debt capital and access to the capital markets could be adversely affected.
Additionally, our operating results could be materially impacted by changes in the overall macroeconomic environment and other economic factors. Changes in economic conditions, supply chain constraints, logistics challenges, labor shortages, the conflicts in Ukraine and the Middle East, disruptions in the banking system and financial markets, and steps taken by governments and central banks, particularly in response to the COVID-19 pandemic as well as other stimulus and spending programs, have led to higher inflation, which has led to an increase in costs and has caused changes in fiscal and monetary policy, including increased interest rates.

Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Description of Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, with a total dollar amount up to $175,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exercise, exchange or sinking fund terms;
•	ranking;
•	restrictive covenants;
•	voting or other rights;
•
conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our or their agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•	the names of those agents, underwriters or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us, if any.

Common Stock
We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, as amended, or certificate of incorporation, and second amended and restated bylaws, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, or the designation of such series, any or all of which may be greater than the rights of our common stock. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock—Preferred Stock.” We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates, as applicable, that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, funding research and development programs, vendor payables, hiring additional personnel, and capital expenditures.
Company Information
Our principal executive offices are located at 37000 Grand River Avenue, Suite 120, Farmington Hills, MI 48335. Our telephone number is (248) 957-9024. Our website address is www.ocuphire.com. The information contained in, or accessible through, our website does not constitute part of this prospectus, should not be relied on in determining whether to make an investment decision, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” under federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As long as we remain a smaller reporting company and non-accelerated filer, we are exempt from the attestation requirement in the assessment of our internal control over financial reporting by our independent auditors pursuant to section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) but are required to make our own internal assessment of the effectiveness of our internal controls over financial reporting.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. These risks include, among other things, that:
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we currently depend entirely on the success of Phentolamine Ophthalmic Solution 0.75% (POS) and APX3330, our only product candidates, and we may never complete clinical development of, receive marketing approval for, or successfully commercialize, POS alone or as adjunctive therapy with low dose pilocarpine (LDP), APX3330, or other product candidates we may pursue in the future for any indication;

•
Viatris has exclusive rights to commercialize our POS products in key global markets and Viatris’ failure to timely develop or commercialize these products would have a material adverse effect on our business and operating results;

•
the results of previous clinical trials may not be predictive of future results, and the results of our current and planned clinical trials may not satisfy the requirements of the FDA or non-U.S. regulatory authorities;

•
changes in regulatory requirements or FDA guidance, or unanticipated events during our clinical trials, may result in changes to clinical trial protocols or additional clinical trial requirements, which could result in increased costs to us or delays in our development timelines;

•	we expect to incur losses for the foreseeable future and may never achieve or maintain profitability;
•	adverse global economic conditions could have a negative effect on our business results of operations and financial condition and liquidity;
•	adverse developments affecting the financial services industry could negatively affect our current and projected business operations, financial condition and results of operations;
•	raising additional capital may cause dilution to our stockholders, restrict our operations, or require us to relinquish rights to our technologies or product candidates;
•	even if we receive marketing approval for our product candidates in the United States, we may never receive regulatory approval to market such product candidates outside of the United States;
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our employees or our representatives may engage in misconduct or other improper activities, including violating applicable regulatory standards and requirements or engaging in insider trading, which could significantly harm our business;

•	we face substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than we do;
•	we lack experience in commercializing products, which may have an adverse effect on our business;
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if we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell, market, and distribute APX3330, if approved, we may not be successful in commercializing APX3330 if and when it is approved;

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product liability lawsuits against us, or our suppliers and manufacturers, could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop;

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we are unable to control all aspects of our clinical trials due to our reliance on clinical research organizations, contract development and manufacturing organizations and other third parties that assist us in conducting clinical trials;

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we are unable to control the supply, manufacture and testing of bulk drug substances and the formulation, testing and packaging of preclinical and clinical drug supplies of our product candidates, and will be unable to control these elements at the commercial stage, due to our reliance on third-party manufacturers and analytical facilities;

•	if we are not able to establish new collaborations for APX3330 on commercially reasonable terms, we may have to alter our development, manufacturing, and commercialization plans;
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if we are unable to obtain and maintain sufficient patent protection for our product candidates, our competitors could develop and commercialize products or technology similar or identical to ours, which would adversely affect our ability to successfully commercialize any product candidates we may develop, our business, results of operations, financial condition and prospects;

•
if we do not obtain protection under the Hatch-Waxman Act and similar foreign legislation by extending the patent terms and obtaining data exclusivity for our product candidate, our business may be materially harmed;

•	we may not be able to protect or practice our intellectual property rights throughout the world;
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obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements;

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we depend on intellectual property sublicensed from Apexian Pharmaceuticals, Inc. (“Apexian”) for our APX3330 product candidate under development and our additional pipeline candidates, and the termination of, or reduction or loss of rights under, this sublicense would harm our business;

•	we are dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy;
•	we will need to develop and expand our company and may encounter difficulties in managing this development and expansion, which could disrupt our operations;
•	our insurance policies are expensive and protect only from some business risk, which leaves us exposed to significant uninsured liabilities;
•	environmental, social, and governance matters and any related reporting obligations may impact our business;
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if we fail to comply with the continued listing standards of the Nasdaq Capital Market, our common stock could be delisted. If it is delisted, our common stock price and the liquidity of our common stock would be impacted;

•	the market price of our common stock may fluctuate significantly;
•	we may be subject to securities litigation, which is expensive and could divert management attention; and
•	there is uncertainty regarding the use of proceeds, if any, from this offering.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment.
New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties nor can we assess the impact of all such factors on our business or the extent to which any such factor, or combination of such factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.
In addition, “we believe” and “we expect” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, funding research and development programs, vendor payables, hiring additional personnel, and capital expenditures.

DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 85,000,000 shares of capital stock, all with a par value of $0.0001 per share, of which: 75,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.
The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.
Common Stock
As of September 30, 2023, 22,610,131 shares of common stock were outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of Nasdaq.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then-outstanding.
Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
As of September 30, 2023, no shares of preferred stock were outstanding. Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of decreasing the market price of our common stock and could also have the effect of delaying, deferring or preventing a change of control or other corporate action.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing;
•	the provisions for a sinking fund;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.
Options and Restricted Stock
As of September 30, 2023, (i) 1,016,033 shares of common stock remain available for issuance under our 2020 Plan and 2021 Inducement Plan, stock options to purchase an aggregate of 2,249,950 shares of common stock were outstanding under our 2020 Equity Incentive Plan, or 2020 Plan, stock options to purchase an aggregate of 133,000 shares of common stock were outstanding under our 2021 Inducement Plan, and stock options to purchase an aggregate of 1,086,439 shares of common stock were outstanding under our 2018 Equity Incentive Plan, or 2018 Plan, and (ii) 282,008 unvested shares of restricted stock were outstanding.
Warrants
As of September 30, 2023, 7,262,896 warrants to purchase shares of our capital stock were outstanding, with a weighted average exercise price of $5.09 (subject to adjustment).

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and second amended and restated bylaws contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise or the removal and replacement of our incumbent officers and directors.
Removal of Directors; Board Vacancies; Board Size. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote of at least a majority of the voting power of the then outstanding voting stock. In addition, our amended and restated certificate of incorporation provides that any vacancy occurring on our board of directors may be filled by a majority of directors then in office, even if less than a quorum, unless the board of directors determines that such vacancy shall be filled by the stockholders. Finally, the authorized number of directors may be changed only by a resolution of the board of directors. This system of removing directors, filling vacancies and fixing the size of the board makes it more difficult for stockholders to replace a majority of the directors.
Special Stockholder Meetings. Our amended and restated certificate of incorporation and our second amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors or by the chairman of the board.
Stockholder Advance Notice Procedure. Our second amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The second amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which we first made public announcement of the date of meeting. The notice must include the following information:
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as to director nominations, all information relating to each director nominee that is required by the rules of the Securities and Exchange Commission to be disclosed in solicitations of proxies, or is otherwise required by Regulation 14A of the Exchange Act;

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be proposed, the reasons for conducting such business at the meeting and, if any, the stockholder’s material interest in the proposed business; and

•	the name and address of the stockholder who intends to make the nomination and the class and number of our shares beneficially owned of record;
Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could have the effect of delaying, deferring, preventing or otherwise impeding any attempt to change control of us.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly traded Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Business Combinations with Interested Stockholders. Our amended and restated certificate of incorporation provides that certain “business combinations” with “interested stockholders” require approval by the holders of at least a majority of the voting power of our then outstanding shares of voting stock not beneficially owned by any interested stockholder or an affiliate or associate thereof. The foregoing restriction does not apply, however, if the transaction is either approved by a majority of our “continuing directors” or certain minimum price and procedural and other requirements are met. Generally, a “business combination” includes a merger, consolidation, liquidation, recapitalization or other similar transaction or a sale, lease, transfer or other disposition of assets or securities having an aggregate fair market value of $15 million or more. An “interested stockholder” generally means a beneficial owner of 20% or more of our voting stock, certain assignees of such beneficial owners and certain of our affiliates that within the preceding two years were the beneficial owner of 20% or more of our voting stock. A “continuing director” is defined as any member of our board who is not an affiliate or associate or representative of the interested stockholder and was a member of the board prior to the time the interested stockholder became such, and any successor of a continuing director who is unaffiliated with the interested stockholder and is recommended or elected by at least two-thirds of the continuing directors then on the board.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “OCUP.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell our securities covered by this prospectus in any of three ways (or in any combination):
•	to or through underwriters or dealers;
•	directly to one or more purchasers; or
•	through agents.
We may distribute the securities:
•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements, if necessary, that will describe the method of distribution and set forth the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents;
•	the amounts of securities underwritten or purchased by each of them;
•	the purchase price of securities and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	the public offering price of the securities;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.
We will pay all expenses of the registration of the shares of common stock pursuant to the waiver agreements, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Honigman LLP.
EXPERTS
The consolidated financial statements of Ocuphire Pharma, Inc. appearing in Ocuphire Pharma, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Ocuphire. The address of the SEC website is www.sec.gov.
We maintain a website at www.ocuphire.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and the information specifically incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 11, 2023, and November 13, 2023 respectively;
•
our Current Reports on Form 8-K filed with the SEC on January 25, 2023, April 21, 2023, June 2, 2023, June 9, 2023, June 14, 2023, August 11, 2023; September 27, 2023; November 1, 2023; November 2, 2023; November 27, 2023; and December 6, 2023; and

•
the description of common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on June 7, 2019, including any amendments thereto or reports filed for the purposes of updating this description, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You may request a copy of these documents by writing or telephoning us at the following address:
Ocuphire Pharma, Inc.
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(248) 957-9024
Attn: Dr. George Magrath, Chief Executive Officer

$175,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
PROSPECTUS
   , 2024

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 10, 2024
PROSPECTUS

Up to $40,000,000

Common Stock
This sales agreement prospectus relates to the issuance and sale of shares of our common stock having an aggregate offering price of up to $40,000,000 from time to time pursuant to a Capital on DemandTM Sales Agreement dated March 11, 2021, or Sales Agreement, with JonesTrading Institutional Services LLC, or JonesTrading, relating to the shares of our common stock offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell through or to JonesTrading, as sales agent or principal, shares of our common stock from time to time having aggregate sales proceeds of up to $40,000,000. Prior to January 8, 2024, we have offered and sold shares of our common stock having an aggregate gross sales price of approximately $22.7 million pursuant to the Sales Agreement. As a result of such prior sales, as of January 8, 2024, shares of our common stock having an aggregate gross sales price of up to $17.3 million remain available for offer and sale from time to time through JonesTrading pursuant to the Sales Agreement and this prospectus.
Our common stock is traded on the Nasdaq Capital Market under the symbol “OCUP.” On January 9, 2024, the last reported sales price of our common stock on the Nasdaq Capital Market was $3.25 per share.
Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. JonesTrading will act as sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between JonesTrading and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to JonesTrading for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to JonesTrading with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page S-6, on page 7 of the base prospectus, in our most recent Annual Report on Form 10-K incorporated by reference into this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

Prospectus
S-i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act.
We have not, and JonesTrading has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and JonesTrading take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and JonesTrading is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, as used in this prospectus, the terms “Ocuphire,” “the Company,” “we,” “us” and “our” refer to Ocuphire Pharma, Inc., a Delaware corporation, and its wholly-owned subsidiary on a consolidated basis. This prospectus and the information incorporated by reference herein and therein contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference herein and therein, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent permitted under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
S-ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.
Ocuphire Pharma, Inc.
Overview
We are a clinical-stage ophthalmic biopharmaceutical company focused on developing novel therapies for the treatment of unmet needs of patients with retinal and refractive eye disorders.
APX3330
Our lead retinal product candidate, APX3330, is a first-in-class small-molecule inhibitor of Ref-1 (reduction oxidation effector factor-1 protein). Ref-1 is a regulator of transcription factors such as HIF-1α and NF-kB. Inhibiting REF-1 reduces levels of vascular endothelial growth factor (“VEGF”) and inflammatory cytokines which are known to play key roles in ocular angiogenesis and inflammation. Through inhibition of Ref-1, APX3330 normalizes the levels of VEGF to physiologic levels, unlike biologics that deplete VEGF below the levels required for normal function. APX3330 is an oral tablet administered twice per day for the treatment of diabetic retinopathy (“DR”).
DR affects approximately 10 million people with diabetes and is projected to impact over 14 million Americans by 2050. DR is classified as Non-Proliferative Diabetic Retinopathy (“NPDR”), the early stage of the disease in which symptoms may be mild or nonexistent or Proliferative Diabetic Retinopathy (“PDR”) which is the more advanced stage of diabetic eye disease that can be highly symptomatic with loss of vision. Approximately 80% of the DR patients have NPDR that will progress to PDR if left untreated. Despite the risk for visual loss associated with this disease, over 90% of NPDR patients currently receive no course of treatment apart from observation by their eye care specialist until they develop sight-threatening complications. This is due to the treatment burden of the frequent eye injections required with currently approved therapies for this disease. APX3330 as an oral tablet has the potential to be an early, non-invasive treatment for the 8 million NPDR patients in the US.
In January 2023, we reported top-line efficacy and safety results from the ZETA-1 Phase 2 trial conducted in 103 subjects (51 treated with 600 mg daily dose of APX3330) in DR, including moderately severe and severe NPDR and mild PDR, as well as patients with diabetic macular edema without loss of central vision. Although administration of APX3330 daily did not meet the study’s primary endpoint of percentage of patients with a ≥ 2-step improvement in Early Treatment of Diabetic Retinopathy Study (“ETDRS”) diabetic retinopathy severity scale (“DRSS”) in the study eye at week 24 compared to placebo, efficacy was seen on the FDA agreed upon registration endpoint of ≥3-step worsening on a binocular DRSS Person Scale. Prevention or slowing of progression of DR to vision-threatening complication such as PDR is a clinically meaningful endpoint. APX3330 also demonstrated favorable safety and tolerability in diabetic patients. A successful End-of-Phase 2 (“EOP2”) meeting with the U.S. Food and Drug Administration (the “FDA”) was held in October 2023 at which we obtained agreement on the Phase 3 registration endpoint supporting the advancement of APX3330 into Phase 3. Ocuphire plans to submit a Special Protocol Assessment (“SPA”) to agree on the clinical trial protocol and statistical analysis plan for the Phase 3 trials.
Prior to Ocuphire in-licensing the APX3330 product candidate, it had been studied by other sponsors in a total of 11 clinical trials (6 Phase 1 and 5 Phase 2) in a total of over 420 healthy volunteers or patients (with over 340 APX3330-treated) for inflammatory (hepatic) and oncology indications, and had demonstrated evidence of target engagement, consistent pharmacokinetics, durability, and favorable safety and tolerability. Treatment-related
S-1

adverse events were uncommon, and most were mild in severity. No clinically significant changes were observed in liver, kidney, or heart function. There were no treatment-related effects on hematologic or blood chemistry evaluations. APX3330 demonstrated favorable safety and tolerability in the ZETA-1 trial, consistent with the safety data from the prior 11 clinical trials.
We also in-licensed APX2009 and APX2014, which are second-generation analogs of APX3330. The unique mechanism of action of these Ref-1 inhibitors of reducing angiogenesis and inflammation could potentially be beneficial in treating other retinal diseases such as age-related macular degeneration (“AMD”), and geographic atrophy (“GA”).
We are currently evaluating local delivery routes of APX3330 and its second-generation analogs in addition to the systemic (oral) route as part of its pipeline expansion in retinal therapies.
Phentolamine Ophthalmic Solution 0.75% (POS)
In November 2022, we entered into a license and collaboration agreement (the “Nyxol License Agreement”) with FamyGen Life Sciences, Inc. (acquired by Viatris, Inc. (“Viatris”) in January 2023) pursuant to which we granted Viatris an exclusive license to develop, manufacture, import, export and commercialize our refractive product candidate Phentolamine Ophthalmic Solution 0.75%, formerly known as Nyxol (“POS”) for treating (a) reversal of pharmacologically-induced mydriasis, (b) night vision disturbances or dim light vision (“DLD”), and (c) presbyopia, and (ii) POS and low dose pilocarpine for treating presbyopia (together, the “Nyxol Products”) worldwide except for certain countries and jurisdictions in Asia (the “Viatris Territory”).
Under the terms of the Nyxol License Agreement, Ocuphire in partnership with Viatris, will develop the Nyxol Products in the United States. Viatris agreed to reimburse us for budgeted costs related to the development of the Nyxol Products through each applicable FDA approval. Viatris is responsible for developing the Nyxol Products in countries and jurisdictions in the Viatris Territory outside of the United States.
POS is a once-daily eye drop formulation of phentolamine mesylate designed to reduce pupil diameter and improve visual acuity. POS can potentially be used across multiple indications such as treatment of pharmacologically-induced mydriasis (“RM”) (dilation of the pupil), presbyopia (age-related blurry near vision) and DLD (halos, glares and starbursts). Our management believes these multiple indications potentially represent a significant market opportunity. POS has been studied in a total of 12 clinical trials (3 Phase 1, 5 Phase 2 and 4 Phase 3) in a total of over 1100 patients (with over 650 POS-treated) and has demonstrated promising clinical data across the three targeted refractive indications.
We submitted a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) in November 2022 under the 505(b)(2) pathway for POS for RM; the FDA approved the NDA in September 2023 under the brand name RYZUMVI™, which triggered a $10 million milestone payment under the Nyxol License Agreement.
We reported positive top-line data from multiple late-stage clinical trials for POS in RM, presbyopia and DLD. We reported positive top-line data from Phase 3 trials in RM: MIRA-2 in March 2021, MIRA-3 in March 2022 and MIRA-4 in April 2022. We also reported positive top-line data from a Phase 2 trial of POS for treatment of presbyopia, both as monotherapy and with low-dose pilocarpine (pilocarpine hydrochloride ophthalmic solution 0.4%, “LDP”) as adjunctive therapy (VEGA-1). We reported top-line data from a Phase 3 trial in DLD in May 2022 (LYNX-1). The VEGA-2 Phase 3 study in presbyopia achieved its primary endpoint and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024. For DLD, a SPA has been submitted and Viatris is also expected to continue Phase 3 development in the first half of 2024 following FDA agreement.
Recent Developments
Clinical Milestones
APX3330
In January 2023, we announced top-line efficacy and safety results from ZETA-1, a Phase 2b trial of APX3330 in diabetic retinopathy patients. In ZETA-1, APX3330 demonstrated favorable safety and tolerability and exhibited efficacy in slowing or prevention of DR worsening on a binocular DRSS Person Scale. The FDA agreed this was an approvable registration endpoint at our EOP2 meeting.
S-2

Phentolamine Ophthalmic Solution 0.75% (POS)
In January 2023, we announced the initiation of the VEGA-2 Phase 3 pivotal trial, the first of two Phase 3 registration trials intended to support a presbyopia indication for POS alone and POS with LDP. The VEGA-2 Phase 3 study achieved its primary endpoint and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024.
Regulatory Update
In September 2023, we announced FDA approval of POS under the brand name RYZUMVI™ for the treatment of RM; for this approval we received a $10 million milestone payment under the Nyxol License Agreement.
In October 2023, a SPA was submitted to the FDA for DLD and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024 following FDA agreement.
In November 2023, we announced the successful outcome of the EOP2 meeting with the FDA, at which we obtained agreement on the registration endpoint supporting the advancement of APX3330 into Phase 3. Ocuphire plans to submit a SPA to agree on the clinical trial protocol and statistical analysis plan for the Phase 3 trials and will share specifics on the study design parameters and anticipated timing once agreed with the FDA.
Management Transitions
On November 1, 2023, the Company announced the appointment of George Magrath, M.D., M.B.A., M.S., as Chief Executive Officer and member of the Board of Directors. As a result of such appointment, Richard Rodgers, who was serving as Interim President and Chief Executive Officer, resigned from such position and remains on the Board.
On November 27, 2023, the Company announced the appointment of Joseph K. Schachle, as Chief Operating Officer.
Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”)
On August 10, 2023, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Ocuphire has the sole right, but not the obligation, to direct Lincoln Park to purchase up to $50 million of shares of our common stock, par value $0.0001 (the “Common Stock”), from time to time over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, Ocuphire also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the shares of our Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to a registration statement. Upon the execution of the Purchase Agreement, we issued 246,792 shares of Common Stock to Lincoln Park as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. Lincoln Park has agreed not to cause or engage in any manner whatsoever in any direct or indirect short selling or hedging of our Common Stock.
Global Economic Conditions
Generally, worldwide economic conditions remain uncertain, particularly due to the effects of the conflict between Russia and Ukraine and between Israel and Hamas, disruptions in the banking system and financial markets, lingering COVID-19 pandemic, increased inflation and increased interest rates. The general economic and capital market conditions, both in the U.S. and worldwide, have been volatile in the past and at times have adversely affected our access to capital and increased the cost of capital. The capital and credit markets may not be available to support future capital raising activity on favorable terms. If economic conditions decline, our future cost of equity or debt capital and access to the capital markets could be adversely affected.
Additionally, our operating results could be materially impacted by changes in the overall macroeconomic environment and other economic factors. Changes in economic conditions, supply chain constraints, logistics challenges, labor shortages, the conflicts in Ukraine and the Middle East, disruptions in the banking system and financial markets, and steps taken by governments and central banks, particularly in response to the COVID-19 pandemic as well as other stimulus and spending programs, have led to higher inflation, which has led to an increase in costs and has caused changes in fiscal and monetary policy, including increased interest rates.
S-3

Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Company Information
Our principal executive offices are located at 37000 Grand River Avenue, Suite 120, Farmington Hills, MI 48335. Our telephone number is (248) 957-9024. Our website address is www.ocuphire.com. The information contained in, or accessible through, our website does not constitute part of this prospectus, should not be relied on in determining whether to make an investment decision, and the inclusion of our website address in this prospectus is an inactive textual reference only.
S-4

The Offering
Common stock offered by us pursuant to this prospectus
Shares of common stock having an aggregate offering price of up to $40,000,000.
Manner of offering
“At the market offering” that may be made from time to time through or to JonesTrading, as sales agent or principal. See “Plan of Distribution.”
Use of Proceeds
We intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds”.
Nasdaq Capital Market listing
OCUP
Risk factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, together with the other information included in or incorporated by reference into this prospectus, before deciding whether to invest in our common stock.
S-5

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, and those discussed under the section entitled “Risk Factors” contained in our 2022 Annual Report on Form 10-K and our 2023 Quarterly Reports on Form 10-Q, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future that are incorporated by reference in this prospectus, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations and prospects. In such an event, the market price of our common stock could decline and you may lose all or part of your investment.
Risks Related to This Offering
Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the aggregate gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to JonesTrading to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares, if any, that are sold through JonesTrading after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with JonesTrading in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold, if any, will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not intend to pay dividends in the foreseeable future.
We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.
S-6

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and filed 2023 Quarterly Reports, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These risks include, among other things, that:
•
we currently depend entirely on the success of Phentolamine Ophthalmic Solution 0.75% (POS) and APX3330, our only product candidates, and we may never complete clinical development of, receive marketing approval for, or successfully commercialize, POS alone or as adjunctive therapy with low dose pilocarpine (LDP), APX3330, or other product candidates we may pursue in the future for any indication;

•
Viatris has exclusive rights to commercialize our POS products in key global markets and Viatris’ failure to timely develop or commercialize these products would have a material adverse effect on our business and operating results;

•
the results of previous clinical trials may not be predictive of future results, and the results of our current and planned clinical trials may not satisfy the requirements of the FDA or non-U.S. regulatory authorities;

•
changes in regulatory requirements or FDA guidance, or unanticipated events during our clinical trials, may result in changes to clinical trial protocols or additional clinical trial requirements, which could result in increased costs to us or delays in our development timelines;

•	we expect to incur losses for the foreseeable future and may never achieve or maintain profitability;
•	adverse global economic conditions could have a negative effect on our business results of operations and financial condition and liquidity;
•	adverse developments affecting the financial services industry could negatively affect our current and projected business operations, financial condition and results of operations;
•	raising additional capital may cause dilution to our stockholders, restrict our operations, or require us to relinquish rights to our technologies or product candidates;
•	even if we receive marketing approval for our product candidates in the United States, we may never receive regulatory approval to market such product candidates outside of the United States;
•
our employees or our representatives may engage in misconduct or other improper activities, including violating applicable regulatory standards and requirements or engaging in insider trading, which could significantly harm our business;

S-7

•	we face substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than we do;
•	we lack experience in commercializing products, which may have an adverse effect on our business;
•
if we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell, market, and distribute APX3330, if approved, we may not be successful in commercializing APX3330 if and when it is approved;

•
product liability lawsuits against us, or our suppliers and manufacturers, could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop;

•
we are unable to control all aspects of our clinical trials due to our reliance on clinical research organizations, contract development and manufacturing organizations and other third parties that assist us in conducting clinical trials;

•
we are unable to control the supply, manufacture and testing of bulk drug substances and the formulation, testing and packaging of preclinical and clinical drug supplies of our product candidates, and will be unable to control these elements at the commercial stage, due to our reliance on third-party manufacturers and analytical facilities;

•	if we are not able to establish new collaborations for APX3330 on commercially reasonable terms, we may have to alter our development, manufacturing, and commercialization plans;
•
if we are unable to obtain and maintain sufficient patent protection for our product candidates, our competitors could develop and commercialize products or technology similar or identical to ours, which would adversely affect our ability to successfully commercialize any product candidates we may develop, our business, results of operations, financial condition and prospects;

•
if we do not obtain protection under the Hatch-Waxman Act and similar foreign legislation by extending the patent terms and obtaining data exclusivity for our product candidate, our business may be materially harmed;

•	we may not be able to protect or practice our intellectual property rights throughout the world;
•
obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements;

•
we depend on intellectual property sublicensed from Apexian Pharmaceuticals, Inc. (“Apexian”) for our APX3330 product candidate under development and our additional pipeline candidates, and the termination of, or reduction or loss of rights under, this sublicense would harm our business;

•	we are dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy;
•	we will need to develop and expand our company and may encounter difficulties in managing this development and expansion, which could disrupt our operations;
•	our insurance policies are expensive and protect only from some business risk, which leaves us exposed to significant uninsured liabilities;
•	environmental, social, and governance matters and any related reporting obligations may impact our business;
•
if we fail to comply with the continued listing standards of the Nasdaq Capital Market, our common stock could be delisted. If it is delisted, our common stock price and the liquidity of our common stock would be impacted;

•	the market price of our common stock may fluctuate significantly;
•	we may be subject to securities litigation, which is expensive and could divert management attention.; and
•	there is uncertainty regarding the use of proceeds, if any, from this offering.
S-8

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment.
New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties nor can we assess the impact of all such factors on our business or the extent to which any such factor, or combination of such factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.
In addition, “we believe” and “we expect” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
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USE OF PROCEEDS
Except as described in any free writing prospectus that we have authorized for use in connection with this offering, we currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes, including research and development expenses, manufacturing and regulatory expenses, and general and administrative expenses.
The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our clinical trials and research and development efforts, the timing and progress of any partnering efforts, any strategic transactions in which we may engage, and the competitive environment for our product candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.
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DIVIDEND POLICY
To date, we have paid no cash dividends to our stockholders, and we do not intend to pay cash dividends in the foreseeable future.
S-11

PLAN OF DISTRIBUTION
We have previously entered into a Capital on Demand™ Sales Agreement, or sales agreement, with JonesTrading, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $40 million from time to time through or to JonesTrading acting as agent or principal. Sales of our common stock, if any, under this prospectus and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act. Prior to January 8, 2024, we have offered and sold shares of our common stock having an aggregate gross sales price of $22.7 million pursuant to the Sales Agreement. As a result of such prior sales, as of January 8, 2024, shares of our common stock having an aggregate gross sales price of up to $17.3 million remain available for offer and sale from time to time through JonesTrading pursuant to the Sales Agreement and this prospectus.
Each time we wish to issue and sell common stock, we will notify JonesTrading of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed JonesTrading, unless JonesTrading declines to accept the terms of the notice, JonesTrading has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. We may instruct JonesTrading not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or JonesTrading may suspend the offering of shares of common stock being made through JonesTrading under the sales agreement upon proper notice to the other party.
We will pay JonesTrading commissions for its services in acting as agent in the sale of our common stock. JonesTrading will be entitled to compensation at a commission rate equal to up to 3.0% of the aggregate gross sales price of the shares sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse JonesTrading for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000, as provided in the sales agreement. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse JonesTrading for the documented fees and costs of its legal counsel reasonably incurred in connection with JonesTrading’s ongoing diligence arising from the transactions contemplated by the sales agreement in an amount not to exceed $10,000 in the aggregate per calendar year. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to JonesTrading under the terms of the sales agreement, will be approximately $65,000.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and JonesTrading in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus and the accompanying prospectus will be settled through the facilities of our transfer agent, Equiniti Trust Company or by such other means as we and JonesTrading may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the common stock on our behalf, JonesTrading will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of JonesTrading will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the sales agreement will terminate upon the termination of such sales agreement as permitted therein.
JonesTrading and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which services they may in the future receive customary fees.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We filed a copy of the sales agreement as an exhibit to the registration statement of which this prospectus and accompanying prospectus form a part.
S-12

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Honigman LLP.
Duane Morris LLP, New York, New York, is counsel for JonesTrading in connection with this offering.
EXPERTS
The consolidated financial statements of Ocuphire Pharma, Inc. appearing in Ocuphire Pharma, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Ocuphire. The address of the SEC website is www.sec.gov.
We maintain a website at www.ocuphire.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023, and the information specifically incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 11, 2023, and November 13, 2023;
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our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 25, 2023, April 21, 2023, June 2, 2023, June 9, 2023, June 14, 2023, August 11, 2023, September 27, 2023. November 1, 2023, November 2, 2023, November 27, 2023, and December 6, 2023; and

•
the description of common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on June 7, 2019, including any amendments thereto or reports filed for the purposes of updating this description, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents:
Ocuphire Pharma, Inc.
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(248) 957-9024
Attn: Dr. George Magrath, Chief Executive Officer
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Up to $40,000,000
Common Stock
PROSPECTUS

   , 2024

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 10, 2024
PROSPECTUS

Up to $50,000,000 of Shares of Common Stock
and 246,792 Shares of Common Stock
This purchase agreement prospectus relates to the issuance and sale of up to $50,000,000 of shares of our common stock (“Purchase Shares”) that we may sell to Lincoln Park Capital Fund, LLC (“Lincoln Park”), from time to time pursuant to a purchase agreement, dated August 10, 2023 (the “Purchase Agreement”), that we have entered into with Lincoln Park, and an additional 246,792 shares of our common stock (the “Commitment Shares”) issued to Lincoln Park as commitment shares under the Purchase Agreement. Under the previously filed Form S-3 shelf registration statement (File No. 333-252715) (the “Prior S-3 Shelf”) and the prior prospectus supplement, dated August 11, 2023 (the “Prior Prospectus”), the Company registered the offer and sale of up to $50,000,000 of shares of our common stock and an additional 246,792 Commitment Shares under the Purchase Agreement. Since August 11, 2023, the Company issued the 246,792 Commitment Shares and sold 1.3 million shares to Lincoln Park under the Purchase Agreement. Because the Prior S-3 Shelf expires on February 12, 2024, the Company has filed this Shelf Registration Statement on Form S-3 (the “New Form S-3 Shelf”), which includes this prospectus as a part thereof (the final form of which to be filed with the SEC under Rule 424(b), the “Prospectus”), which Prospectus supersedes and replaces the Prior Prospectus, registering the offer and sale of up to $50,000,000 shares of our common stock and the Commitment Shares under the Purchase Agreement.
This prospectus also covers the resale of these shares by Lincoln Park to the public. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the shares of our common stock, including legal and accounting fees. See “Plan of Distribution” for more information.
Our common stock is listed on the Nasdaq Capital Market under the symbol “OCUP.” On January 9, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.25 per share.
We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary-Implications of Being a Smaller Reporting Company.”
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page S-7, on page 7 of the base prospectus, in our most recent Annual Report on Form 10-K incorporated by reference into this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2024.

Prospectus
This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.
This prospectus describes the terms of this offering of our common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Lincoln Park has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Lincoln Park is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
“Ocuphire Pharma, Inc.” the “Ocuphire” logo and other trademarks, trade names or service marks of Ocuphire Pharma, Inc. appearing in this prospectus are the property of Ocuphire Pharma, Inc. All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus are a part. Unless the context otherwise requires, the terms “Ocuphire” “the Company,” “we,” “us,” “our” and similar references in this prospectus refer to Ocuphire Pharma, Inc.
Overview
We are a clinical-stage ophthalmic biopharmaceutical company focused on developing novel therapies for the treatment of unmet needs of patients with retinal and refractive eye disorders.
APX3330
Our lead retinal product candidate, APX3330, is a first-in-class small-molecule inhibitor of Ref-1 (reduction oxidation effector factor-1 protein). Ref-1 is a regulator of transcription factors such as HIF-1α and NF-kB. Inhibiting REF-1 reduces levels of vascular endothelial growth factor (“VEGF”) and inflammatory cytokines which are known to play key roles in ocular angiogenesis and inflammation. Through inhibition of Ref-1, APX3330 normalizes the levels of VEGF to physiologic levels, unlike biologics that deplete VEGF below the levels required for normal function. APX3330 is an oral tablet administered twice per day for the treatment of diabetic retinopathy (“DR”).
DR affects approximately 10 million people with diabetes and is projected to impact over 14 million Americans by 2050. DR is classified as Non-Proliferative Diabetic Retinopathy (“NPDR”), the early stage of the disease in which symptoms may be mild or nonexistent or Proliferative Diabetic Retinopathy (“PDR”) which is the more advanced stage of diabetic eye disease that can be highly symptomatic with loss of vision. Approximately 80% of the DR patients have NPDR that will progress to PDR if left untreated. Despite the risk for visual loss associated with this disease, over 90% of NPDR patients currently receive no course of treatment apart from observation by their eye care specialist until they develop sight-threatening complications. This is due to the treatment burden of the frequent eye injections required with currently approved therapies for this disease. APX3330 as an oral tablet has the potential to be an early, non-invasive treatment for the 8 million NPDR patients in the US.
In January 2023, we reported top-line efficacy and safety results from the ZETA-1 Phase 2 trial conducted in 103 subjects (51 treated with 600 mg daily dose of APX3330) in DR, including moderately severe and severe NPDR and mild PDR, as well as patients with diabetic macular edema without loss of central vision. Although administration of APX3330 daily did not meet the study’s primary endpoint of percentage of patients with a ≥ 2-step improvement in Early Treatment of Diabetic Retinopathy Study (“ETDRS”) diabetic retinopathy severity scale (“DRSS”) in the study eye at week 24 compared to placebo, efficacy was seen on the FDA agreed upon registration endpoint of ≥3-step worsening on a binocular DRSS Person Scale. Prevention or slowing of progression of DR to vision-threatening complication such as PDR is a clinically meaningful endpoint. APX3330 also demonstrated favorable safety and tolerability in diabetic patients. A successful End-of-Phase 2 (“EOP2”) meeting with the U.S. Food and Drug Administration (the “FDA”) was held in October 2023 at which we obtained agreement on the Phase 3 registration endpoint supporting the advancement of APX3330 into Phase 3. Ocuphire plans to submit a Special Protocol Assessment (“SPA”) to agree on the clinical trial protocol and statistical analysis plan for the Phase 3 trials.
Prior to Ocuphire in-licensing the APX3330 product candidate, it had been studied by other sponsors in a total of 11 clinical trials (6 Phase 1 and 5 Phase 2) in a total of over 420 healthy volunteers or patients (with over 340 APX3330-treated) for inflammatory (hepatic) and oncology indications, and had demonstrated evidence of target engagement, consistent pharmacokinetics, durability, and favorable safety and tolerability. Treatment-related adverse events were uncommon, and most were mild in severity. No clinically significant changes were observed in liver, kidney, or heart function. There were no treatment-related effects on hematologic or blood chemistry evaluations. APX3330 demonstrated favorable safety and tolerability in the ZETA-1 trial, consistent with the safety data from the prior 11 clinical trials.

We also in-licensed APX2009 and APX2014, which are second-generation analogs of APX3330. The unique mechanism of action of these Ref-1 inhibitors of reducing angiogenesis and inflammation could potentially be beneficial in treating other retinal diseases such as age-related macular degeneration (“AMD”), and geographic atrophy (“GA”).
We are currently evaluating local delivery routes of APX3330 and its second-generation analogs in addition to the systemic (oral) route as part of its pipeline expansion in retinal therapies.
Phentolamine Ophthalmic Solution 0.75% (POS)
In November 2022, we entered into a license and collaboration agreement (the “Nyxol License Agreement”) with FamyGen Life Sciences, Inc. (acquired by Viatris, Inc. (“Viatris”) in January 2023) pursuant to which we granted Viatris an exclusive license to develop, manufacture, import, export and commercialize our refractive product candidate Phentolamine Ophthalmic Solution 0.75%, formerly known as Nyxol (“POS”) for treating (a) reversal of pharmacologically-induced mydriasis, (b) night vision disturbances or dim light vision (“DLD”), and (c) presbyopia, and (ii) POS and low dose pilocarpine for treating presbyopia (together, the “Nyxol Products”) worldwide except for certain countries and jurisdictions in Asia (the “Viatris Territory”).
Under the terms of the Nyxol License Agreement, Ocuphire in partnership with Viatris, will develop the Nyxol Products in the United States. Viatris agreed to reimburse us for budgeted costs related to the development of the Nyxol Products through each applicable FDA approval. Viatris is responsible for developing the Nyxol Products in countries and jurisdictions in the Viatris Territory outside of the United States.
POS is a once-daily eye drop formulation of phentolamine mesylate designed to reduce pupil diameter and improve visual acuity. POS can potentially be used across multiple indications such as treatment of pharmacologically-induced mydriasis (“RM”) (dilation of the pupil), presbyopia (age-related blurry near vision) and DLD (halos, glares and starbursts). Our management believes these multiple indications potentially represent a significant market opportunity. POS has been studied in a total of 12 clinical trials (3 Phase 1, 5 Phase 2 and 4 Phase 3) in a total of over 1100 patients (with over 650 POS-treated) and has demonstrated promising clinical data across the three targeted refractive indications.
We submitted a new drug application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) in November 2022 under the 505(b)(2) pathway for POS for RM; the FDA approved the NDA in September 2023 under the brand name RYZUMVI™, which triggered a $10 million milestone payment under the Nyxol License Agreement.
We reported positive top-line data from multiple late-stage clinical trials for POS in RM, presbyopia and DLD. We reported positive top-line data from Phase 3 trials in RM: MIRA-2 in March 2021, MIRA-3 in March 2022 and MIRA-4 in April 2022. We also reported positive top-line data from a Phase 2 trial of POS for treatment of presbyopia, both as monotherapy and with low-dose pilocarpine (pilocarpine hydrochloride ophthalmic solution 0.4%, “LDP”) as adjunctive therapy (VEGA-1). We reported top-line data from a Phase 3 trial in DLD in May 2022 (LYNX-1). The VEGA-2 Phase 3 study in presbyopia achieved its primary endpoint and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024. For DLD, a SPA has been submitted and Viatris is also expected to continue Phase 3 development in the first half of 2024 following FDA agreement.
Recent Developments
Clinical Milestones
APX3330
In January 2023, we announced top-line efficacy and safety results from ZETA-1, a Phase 2b trial of APX3330 in diabetic retinopathy patients. In ZETA-1, APX3330 demonstrated favorable safety and tolerability and exhibited efficacy in slowing or prevention of DR worsening on a binocular DRSS Person Scale. The FDA agreed this was an approvable registration endpoint at our EOP2 meeting.

Phentolamine Ophthalmic Solution 0.75% (POS)
In January 2023, we announced the initiation of the VEGA-2 Phase 3 pivotal trial, the first of two Phase 3 registration trials intended to support a presbyopia indication for POS alone and POS with LDP. The VEGA-2 Phase 3 study achieved its primary endpoint and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024.
Regulatory Update
In September 2023, we announced FDA approval of POS under the brand name RYZUMVI™ for the treatment of RM; for this approval we received a $10 million milestone payment under the Nyxol License Agreement.
In October 2023, a SPA was submitted to the FDA for DLD and Viatris, our development and commercial partner, is expected to continue Phase 3 development in the first half of 2024 following FDA agreement.
In November 2023, we announced the successful outcome of the EOP2 meeting with the FDA, at which we obtained agreement on the registration endpoint supporting the advancement of APX3330 into Phase 3. Ocuphire plans to submit a SPA to agree on the clinical trial protocol and statistical analysis plan for the Phase 3 trials and will share specifics on the study design parameters and anticipated timing once agreed with the FDA.
Management Transitions
On November 1, 2023, the Company announced the appointment of George Magrath, M.D., M.B.A., M.S., as Chief Executive Officer and member of the Board of Directors. As a result of such appointment, Richard Rodgers, who was serving as Interim President and Chief Executive Officer, resigned from such position and remains on the Board.
On November 27, 2023, the Company announced the appointment of Joseph K. Schachle, as Chief Operating Officer.
Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”)
On August 10, 2023, we entered into a common stock purchase agreement (the “Purchase Agreement”) with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Ocuphire has the sole right, but not the obligation, to direct Lincoln Park to purchase up to $50 million of shares of our common stock, par value $0.0001 (the “Common Stock”), from time to time over the 30-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, Ocuphire also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the shares of our Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to a registration statement. Upon the execution of the Purchase Agreement, we issued 246,792 shares of Common Stock to Lincoln Park as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. Lincoln Park has agreed not to cause or engage in any manner whatsoever in any direct or indirect short selling or hedging of our Common Stock.
Global Economic Conditions
Generally, worldwide economic conditions remain uncertain, particularly due to the effects of the conflict between Russia and Ukraine and between Israel and Hamas, disruptions in the banking system and financial markets, lingering COVID-19 pandemic, increased inflation and increased interest rates. The general economic and capital market conditions, both in the U.S. and worldwide, have been volatile in the past and at times have adversely affected our access to capital and increased the cost of capital. The capital and credit markets may not be available to support future capital raising activity on favorable terms. If economic conditions decline, our future cost of equity or debt capital and access to the capital markets could be adversely affected.
Additionally, our operating results could be materially impacted by changes in the overall macroeconomic environment and other economic factors. Changes in economic conditions, supply chain constraints, logistics challenges, labor shortages, the conflicts in Ukraine and the Middle East, disruptions in the banking system and financial markets, and steps taken by governments and central banks, particularly in response to the COVID-19 pandemic as well as other stimulus and spending programs, have led to higher inflation, which has led to an increase in costs and has caused changes in fiscal and monetary policy, including increased interest rates.

Corporate Information
Our principal executive offices are located at 37000 Grand River Avenue, Suite 120, Farmington Hills, MI 48335. Our telephone number is (248) 957-9024. Our website address is www.ocuphire.com. The information contained in, or accessible through, our website does not constitute part of this prospectus, and should not be relied on in determining whether to make an investment decision. The inclusion of our website address in this prospectus is an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” under federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As long as we remain a smaller reporting company and non-accelerated filer, we are exempt from the attestation requirement in the assessment of our internal control over financial reporting by our independent auditors pursuant to section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) but are required to make our own internal assessment of the effectiveness of our internal controls over financial reporting.

The Offering
Common stock offered by us pursuant to this prospectus
246,792 shares of our common stock issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.
Up to $50,000,000 of shares of our common stock we may issue and sell to Lincoln Park from time to time over 30 months, commencing on August 11, 2023, at our sole discretion, in accordance with the Purchase Agreement.
Common stock to be outstanding immediately after this offering
38,060,477 shares, based on 24,058,725 shares outstanding as of January 9, 2024, assuming sale of 14,001,752 shares at a price of $3.25 per share, which was the closing price of our common stock on The Nasdaq Capital Market on January 9, 2024. The actual number of shares issued will vary depending on the sales prices under this offering, but will not be greater than 4,195,058 shares, representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement (the “Exchange Cap”), unless, in accordance with the rules of The Nasdaq Stock Market LLC, unless we obtain stockholder approval of the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap, or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement is equal to or greater than the $4.399 (which represents the lower of (A) the official closing price of the Company’s Common Stock on Nasdaq on the date of the Purchase Agreement and (B) the average official closing price of the Company’s Common Stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, as adjusted to take into account the issuance of the Commitment Shares to Lincoln Park for non-cash consideration), such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of Common Stock to Lincoln Park pursuant to the Purchase Agreement. The Purchase Agreement also provides that Lincoln Park will not purchase or acquire any shares of common stock under the Purchase Agreement which, when aggregated with all other shares of common stock beneficially owned by Lincoln Park to beneficially own more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Cap”), which Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us.

Use of Proceeds
We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement. We intend to use the net proceeds from this offering, if any, for clinical development of our product candidates and for working capital and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. See “Use of Proceeds” on page S-13 of this prospectus.
Risk factors
You should read the section entitled “Risk Factors” beginning on page S-7 and the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our common stock.
Nasdaq Capital Market listing
“OCUP”
The number of shares of our common stock to be outstanding after this offering is based on 22,610,131 shares of common stock outstanding as of September 30, 2023, adjusted to include the issuance of 246,792 Commitment Shares issued to Lincoln Park and excludes:
•	3,469,389 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $3.01 per share;
•	5,665,838 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $4.48 per share;
•	1,538,461 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $6.09 per share;
•	58,597 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $38.40 per share;
•	282,008 unvested restricted stock units; and
•	1,016,033 shares available for future issuance under the Ocuphire 2020 Equity Incentive Plan and the Ocuphire 2021 Inducement Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, and those discussed under the section entitled “Risk Factors” contained in our 2022 Annual Report on Form 10-K and our 2023 Quarterly Reports on Form 10-Q, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. The occurrence of any of the events or developments described below could materially and adversely affect our business, financial condition, results of operations and prospects. In such an event, the market price of our common stock could decline and you may lose all or part of your investment.
Risks Related to this Offering
The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.
On August 10, 2023, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $50,000,000 of our common stock. Upon the execution of the Purchase Agreement, we issued 246,792 Commitment Shares to Lincoln Park, which represents the fee for its commitment to purchase shares of our common stock under the Purchase Agreement. We have also paid Lincoln Park $40,000 as full and complete reimbursement of its expenses in connection with the offering. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 30-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the registration statement, of which this prospectus is effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.
We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock.
Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
A substantial number of shares of common stock may be sold in the market as a result of this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our common stock in the public market as a result of this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock offered hereby are, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.
We have broad discretion to determine how to use the funds raised in this offering, if any, and may use them in ways that may not enhance our operating results or the price of our common stock.
Our management will have broad discretion over the use of net proceeds from this offering, if any, and we could spend the net proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We currently expect to use the net proceeds from this offering, if any, for clinical development of our product candidates and for working capital and general corporate purposes, including costs and expenses associated with being a public company. However, our use of these net proceeds may differ substantially from our current plans.

If we do not invest or apply the net proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. See “Use of Proceeds” beginning on page S-10 of this prospectus.
We may not be able to access sufficient funds under the Purchase Agreement when needed.
Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 4,195,058 shares in total under the Purchase Agreement, which is equal to 19.99% of the shares of common stock outstanding on the date of the Purchase Agreement, unless we obtain stockholder approval or the average price of such sales is equal to or greater than the minimum price of $4.399 as determined under Nasdaq rules. In addition, the Purchase Agreement also provides that Lincoln Park will not purchase or acquire any shares of common stock under the Purchase Agreement which, when aggregated with all other shares of common stock beneficially owned by Lincoln Park and its affiliates would result in the beneficial ownership of Lincoln Park and its affiliates of more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Cap”), which Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.
We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.
We may direct Lincoln Park to purchase up to $50,000,000 worth of shares of our common stock under our agreement over a 30-month period, in amounts up to 50,000 to 70,000 shares of our common stock depending on market prices, subject to a maximum limit of $1,000,000 per regular purchase, on any single business day.
Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Cap”), which Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us. Additionally, we are prohibited under applicable Nasdaq listing rules from issuing to Lincoln Park more than 4,195,058 shares of common stock under the Purchase Agreement (including Purchase Shares and Commitment Shares), such maximum number of shares representing 19.99% of the outstanding shares of our common stock immediately prior to the execution of the Purchase Agreement (such maximum share issuance limitation subject to certain reductions and pro rata adjustments as set forth in the Purchase Agreement, the “Exchange Cap”), unless (i) we first obtain stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of common stock issued by us under the Purchase Agreement is equal to or greater than $4.399, such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of our common stock to Lincoln Park pursuant to the Purchase Agreement. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our common stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our common stock currently registered.
The extent to which we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our future plan and working capital needs. Even if we sell all $50,000,000 of common stock under the Purchase Agreement to Lincoln Park, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted. Should the financing we require to sustain our future plan and our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.
Our stock price and the trading volume of our stock may be volatile and you may not be able to resell shares of our common stock at or above the price you paid.
The trading price of our common stock could be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In particular, the trading prices for biopharmaceutical companies have been highly volatile as a result of supply chain disruptions and the ongoing COVID-19 pandemic. These factors include those described in this “Risk Factors” section and elsewhere in this prospectus or the documents incorporated by reference herein, others such as:
•	the announcement of new products or product enhancements by us or our competitors;
•	changes in our relationships with our licensors, licensees, or other strategic partners;
•	developments concerning intellectual property rights and regulatory approvals;
•	variations in our and our competitors’ results of operations;
•	the announcement of clinical trial results;
•	the announcement of potentially dilutive financings;
•	changes in earnings estimates or recommendations by securities analysts;
•	changes in the structure of healthcare payment systems; and
•	developments and market conditions in the pharmaceutical and biotechnology industries, including due to the COVID-19 pandemic.
In addition, the stock markets in general, and the markets for biopharmaceutical stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and filed 2023 Quarterly Reports, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These risks include, among other things, that:
•
we currently depend entirely on the success of Phentolamine Ophthalmic Solution 0.75% (POS) and APX3330, our only product candidates, and we may never complete clinical development of, receive marketing approval for, or successfully commercialize, POS alone or as adjunctive therapy with low dose pilocarpine (LDP), APX3330, or other product candidates we may pursue in the future for any indication;

•
Viatris has exclusive rights to commercialize our POS products in key global markets and Viatris’ failure to timely develop or commercialize these products would have a material adverse effect on our business and operating results;

•
the results of previous clinical trials may not be predictive of future results, and the results of our current and planned clinical trials may not satisfy the requirements of the FDA or non-U.S. regulatory authorities;

•
changes in regulatory requirements or FDA guidance, or unanticipated events during our clinical trials, may result in changes to clinical trial protocols or additional clinical trial requirements, which could result in increased costs to us or delays in our development timelines;

•	we expect to incur losses for the foreseeable future and may never achieve or maintain profitability;
•	adverse global economic conditions could have a negative effect on our business results of operations and financial condition and liquidity;
•	adverse developments affecting the financial services industry could negatively affect our current and projected business operations, financial condition and results of operations;
•	raising additional capital may cause dilution to our stockholders, restrict our operations, or require us to relinquish rights to our technologies or product candidates;
•	even if we receive marketing approval for our product candidates in the United States, we may never receive regulatory approval to market such product candidates outside of the United States;
•
our employees or our representatives may engage in misconduct or other improper activities, including violating applicable regulatory standards and requirements or engaging in insider trading, which could significantly harm our business;

•	we face substantial competition, which may result in others discovering, developing, or commercializing products before or more successfully than we do;
•	we lack experience in commercializing products, which may have an adverse effect on our business;
•
if we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell, market, and distribute APX3330, if approved, we may not be successful in commercializing APX3330 if and when it is approved;

•
product liability lawsuits against us, or our suppliers and manufacturers, could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop;

•
we are unable to control all aspects of our clinical trials due to our reliance on clinical research organizations, contract development and manufacturing organizations and other third parties that assist us in conducting clinical trials;

•
we are unable to control the supply, manufacture and testing of bulk drug substances and the formulation, testing and packaging of preclinical and clinical drug supplies of our product candidates, and will be unable to control these elements at the commercial stage, due to our reliance on third-party manufacturers and analytical facilities;

•	if we are not able to establish new collaborations for APX3330 on commercially reasonable terms, we may have to alter our development, manufacturing, and commercialization plans;
•
if we are unable to obtain and maintain sufficient patent protection for our product candidates, our competitors could develop and commercialize products or technology similar or identical to ours, which would adversely affect our ability to successfully commercialize any product candidates we may develop, our business, results of operations, financial condition and prospects;

•
if we do not obtain protection under the Hatch-Waxman Act and similar foreign legislation by extending the patent terms and obtaining data exclusivity for our product candidate, our business may be materially harmed;

•	we may not be able to protect or practice our intellectual property rights throughout the world;
•
obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements;

•
we depend on intellectual property sublicensed from Apexian Pharmaceuticals, Inc. (“Apexian”) for our APX3330 product candidate under development and our additional pipeline candidates, and the termination of, or reduction or loss of rights under, this sublicense would harm our business;

•	we are dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy;
•	we will need to develop and expand our company and may encounter difficulties in managing this development and expansion, which could disrupt our operations;
•	our insurance policies are expensive and protect only from some business risk, which leaves us exposed to significant uninsured liabilities;
•	environmental, social, and governance matters and any related reporting obligations may impact our business;
•
if we fail to comply with the continued listing standards of the Nasdaq Capital Market, our common stock could be delisted. If it is delisted, our common stock price and the liquidity of our common stock would be impacted;

•	the market price of our common stock may fluctuate significantly;
•	we may be subject to securities litigation, which is expensive and could divert management attention; and
•	there is uncertainty regarding the use of proceeds, if any, from this offering.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment.
New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties nor can we assess the impact of all such factors on our business or the extent to which any such factor, or combination of such factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.
In addition, “we believe” and “we expect” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We will receive no proceeds from the sale of shares of common stock by Lincoln Park in this offering. We may receive up to $50,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus over a 30-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement. The aggregate gross proceeds do not include offering expenses of approximately $140,000 and a cash fee of $40,000 to Lincoln Park as Lincoln Park's full and complete expense reimbursement in connection with entering into the transaction, including any legal fees. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares (from which we will receive no proceeds), the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.
We intend to use the net proceeds from the sale of common stock offered by us hereunder, if any, for clinical development of our product candidates and for working capital and other general corporate purposes.
Our expected use of the net proceeds from the sale of common stock offered by us hereunder, if any, represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of our preclinical, clinical and future development activities may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from our ongoing and planned clinical trials, our ability to take advantage of expedited programs or to obtain regulatory approval for product candidates, the timing and costs associated with the manufacture and supply of product candidates for clinical development and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending the use of the net proceeds from the sale of common stock offered by us hereunder, if any, as described above, we intend to invest the net proceeds, if any, in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

LINCOLN PARK TRANSACTION
General
On August 10, 2023, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on August 10, 2023, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $50,000,000 of our common stock (subject to certain limitations) from time to time during the 30-month term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the date of this prospectus, we are issuing 246,792 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. We have also paid a cash fee of $40,000 to Lincoln Park as Lincoln Park’s full and complete expense reimbursement in connection with entering into the transaction, including any legal fees.
Under the Prior S-3 Shelf and the Prior Prospectus, the Company registered the offer and sale of up to $50,000,000 of shares of our common stock and an additional 246,792 Commitment Shares under the Purchase Agreement. Since August 11, 2023, the Company issued the 246,792 Commitment Shares and sold 1.3 million shares to Lincoln Park under the Purchase Agreement. Because the Prior S-3 Shelf expires on February 12, 2024, the Company has filed this New Form S-3 Shelf, which includes this prospectus as a part thereof, which Prospectus supersedes and replaces the Prior Prospectus, registering the offer and sale of up to $50,000,000 shares of our common stock and the Commitment Shares under the Purchase Agreement.
We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at purchase prices per share as computed in accordance with the terms as set forth in the Purchase Agreement. We will control the timing and amount of any sales of our common stock to Lincoln Park, and Lincoln Park has no right to require us to sell any shares to it under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.
Under applicable Nasdaq listing rules, we are prohibited from issuing to Lincoln Park more than the Exchange Cap of 4,195,058 shares of common stock under the Purchase Agreement (including Purchase Shares and Commitment Shares), representing 19.99% of the outstanding shares of our common stock immediately prior to the execution of the Purchase Agreement (subject to certain reductions and pro rata adjustments as set forth in the Purchase Agreement), unless (i) we first obtain stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of common stock issued by us under the Purchase Agreement is equal to or greater than $4.399 (which represents the lower of (A) the official closing price of our common stock on Nasdaq on the date of the Purchase Agreement and (B) the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, as adjusted to take into account our issuance of the Commitment Shares to Lincoln Park for non-cash consideration), such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of our common stock to Lincoln Park pursuant to the Purchase Agreement. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq listing rules.
The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares of our common stock, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park having beneficial ownership of shares of our common stock in excess of the 4.99% Beneficial Ownership Cap, which Beneficial Ownership Cap Lincoln Park may, in its sole discretion, increase to up to 9.99% of our outstanding shares of common stock by delivering written notice thereof to us, which shall not be effective until the 61st day after such written notice is delivered to us.

Purchase of Shares under the Purchase Agreement
Regular Purchases
Under the Purchase Agreement, after the Commencement Date (as defined below), on any business day selected by us, we may direct Lincoln Park to purchase up to 50,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase, provided that the Closing Sale Price of our common stock on the applicable Purchase Date is not below $0.25, provided, however, that (i) a Regular Purchase may be increased to up to 60,000 shares if the closing sale price of our common stock on Nasdaq is not below $5.00 on the applicable purchase date and (ii) a Regular Purchase may be increased to up to 70,000 shares if the closing sale price of our common stock on Nasdaq is not below $7.50 on the applicable purchase date. Lincoln Park’s committed obligation under any single regular purchase, subject to certain exceptions, cannot exceed $1,000,000. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.
The purchase price per share for each such Regular Purchase will be equal to the lesser of:
•	the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and
•	the arithmetic average of the three (3) lowest closing sale prices for our common stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.
Accelerated Purchases
We may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:
•	three (3) times the number of shares purchased pursuant to such Regular Purchase; or
•
30% of the aggregate shares of our common stock traded on Nasdaq during the period on the trading day immediately following the purchase date for such Regular Purchase (the “Accelerated Purchase Date”), beginning at the commencement of regular trading on Nasdaq (or such later time on such Accelerated Purchase Date as mutually agreed by us and Lincoln Park specified in the Accelerated Purchase notice for such Accelerated Purchase), and ending at the close of regular trading on Nasdaq on such Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on the applicable Accelerated Purchase Date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96.5% of the lower of:
•	the closing sale price of our common stock on Nasdaq on the applicable Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date.
Additional Accelerated Purchases
We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:
•	three (3) times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and
•	30% of the aggregate shares of our common stock traded on Nasdaq during the period on the applicable Additional Accelerated Purchase Date beginning at the time mutually agreed by us and

Lincoln Park and specified in the Additional Accelerated Purchase notice for such Additional Accelerated Purchase, and ending at the close of regular trading on Nasdaq on such Additional Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on such date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Additional Accelerated Purchase Date (the “Additional Accelerated Purchase Measurement Period”).
We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.
The purchase price per share for each such Additional Accelerated Purchase will be equal to 96.5% of the lower of:
•	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase Date.
In the case of Regular Purchases, Accelerated Purchases, and Additional Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring between the business days used to compute the purchase price. Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.
Suspension Events
Suspension events under the Purchase Agreement include the following:
•
the effectiveness of the registration statement of which this prospectus lapses for any reason (including, without limitation, the issuance of a stop order or similar order by the SEC), or such registration statement (or the prospectus forming a part thereof) is unavailable for the sale by us or the resale by Lincoln Park of our common stock under the Purchase Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate the registration statement after Lincoln Park has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede the registration statement with a new registration statement, including, without limitation, when the prior registration statement is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded or terminated registration statement that have not theretofore been sold to Lincoln Park are included in the superseding or new registration statement);

•	suspension by Nasdaq of our common stock from trading or the failure of the common stock to be listed on Nasdaq for a period of one business day;
•
the delisting of our common stock from Nasdaq Capital Market, provided, however, that the common stock is not immediately thereafter trading on the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successors thereto);

•
the failure for any reason by our transfer agent to issue (i) the Commitment Shares to Lincoln Park within two business days after the commencement date of the Purchase Agreement, or (ii) Purchase Shares to Lincoln Park within two business days after any Regular Purchase date, Accelerated Purchase Date or Additional Accelerated Purchase Date, as applicable, on which Lincoln Park is entitled to receive such shares;

•
if we breach any representation, warranty, covenant, or other term or condition contained in the Purchase Agreement or Registration Rights Agreement if such breach would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) and, except, in the case of a breach of a covenant that is reasonably curable, only if such breach continues for a period of at least five business days;

•	if any person commences a proceeding against the us pursuant to or within the meaning of any bankruptcy law;
•
if we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of the Company or for all or substantially all of our property, or (iv) makes a general assignment for the benefit of our creditors or are generally unable to pay our debts as the same become due;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of the Company or for all or substantially all of our property, or (iii) orders the liquidation of us or any of our subsidiaries;

•	if, at any time, we are not eligible to transfer our common stock electronically as DWAC shares; or
•
if, at any time after the commencement date of the Purchase Agreement, the Exchange Cap is reached (to the extent such Exchange Cap is applicable) and the stockholder approval to issue in excess of such amount has not been obtained in accordance with the applicable rules of Nasdaq.

In addition to any other rights and remedies under applicable law and the Purchase Agreement, so long as a suspension event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become a suspension event has occurred and is continuing, we shall not deliver to Lincoln Park any Regular Purchase notice, Accelerated Purchase notice or Additional Accelerated Purchase notice. Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above, however, the Purchase Agreement will automatically terminate (i) if, pursuant to or within the meaning of any bankruptcy law, we commence a voluntary case or if any person commences a proceeding against us which is not discharged within 90 days, or a custodian is appointed for the Company or for substantially of all of our property, or we make a general assignment for the benefit of our creditors; (ii) we sell and Lincoln Park purchases the full amount of shares available under the Purchase Agreement; or (iii) the full amount of shares available under the Purchase Agreement has not been purchased by the end of the 30-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement.
Our Termination Rights
We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give one (1) business day notice to Lincoln Park to terminate the Purchase Agreement.
No Short-Selling or Hedging by Lincoln Park
Lincoln Park has represented and warranted that neither it nor any of its agents, representatives or affiliates has engaged in any direct or indirect short-selling or hedging of our common stock, and has agreed that neither it nor any of its agents, representatives or affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.
Prohibitions on Variable Rate Transactions
Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the 30-month anniversary of the date of the Purchase Agreement, irrespective of any earlier termination of the Purchase Agreement. Such transactions include an equity line of credit, at-the-market offering, or other similar continuous offering in which we may offer or issue or sell our common stock or other securities that entitle the holder thereof to acquire shares of our common stock at a future determined price. However, we are permitted to enter into certain at-the-market offerings exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer, including our existing at-the-market offering.

Effect of Performance of the Purchase Agreement on our Stockholders
All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 30 months commencing on the date of this prospectus. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park, has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.
Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our common stock, exclusive of the Initial Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and the Additional Commitment Shares that may be issued to Lincoln Park in connection with each purchase under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the shares we desire to sell in excess of the Exchange Cap must be sold for an average price that equals or exceeds $4.399 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of the Purchase Agreement), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Limitation of our then issued and outstanding shares of common stock.
The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:
Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds to Us from the Sale of Shares to Lincoln Park Under the Purchase Agreement
$2.00	4,195,058(3)	16.50%	$8,390,116
$3.00	4,195,058(3)	16.50%	$12,585,174
$3.25(4)	4,195,058(3)	16.50%	$13,633,939
$4.00	10,000,000	32.02%	$50,000,000
$5.00	8,333,333	28.19%	$50,000,000
$6.00	7,142,857	25.17%	$50,000,000
(1)
Includes the total number of Purchase Shares which we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, while giving effect to the Exchange Cap and without regard for the limitation of 9.99% of our outstanding shares of common stock that Lincoln Park may beneficially own under the Purchase Agreement, and excludes the Commitment Shares.

(2)
The denominator is based on 20,985,784 shares outstanding as of June 30, 2023. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column, which excludes the issuance of the Commitment Shares.

(3)
This number of shares reflects the Exchange Cap. We may only issue shares of our common stock in excess of the Exchange Cap if we obtain stockholder approval to do so, or if the average price of all shares of common stock issued to Lincoln Park under the Purchase Agreement equals or exceeds $4.399 per share.

(4)	The closing sale price of our common stock on The Nasdaq Capital Market on January 9, 2024.

PLAN OF DISTRIBUTION
Pursuant to this prospectus, we are offering up to $50,000,000 in shares of our common stock and 246,792 shares of our common stock are being issued to Lincoln Park as Commitment Shares pursuant to the Purchase Agreement. This prospectus also cover the resale of these shares by Lincoln Park to the public. Under the Prior S-3 Shelf and the Prior Prospectus, the Company registered the offer and sale of up to $50,000,000 of shares of our common stock and an additional 246,792 Commitment Shares under the Purchase Agreement. Since August 11, 2023, the Company issued the 246,792 Commitment Shares and sold 1.3 million shares to Lincoln Park under the Purchase Agreement. Because the Prior S-3 Shelf expires on February 12, 2024, the Company has filed this New Form S-3 Shelf, which includes this prospectus as a part thereof, which Prospectus supersedes and replaces the Prior Prospectus, registering the offer and sale of up to $50,000,000 shares of our common stock and the Commitment Shares under the Purchase Agreement.
We may, from time to time, and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in a Regular Purchase in amounts up to the greater of 50,000 shares on any single business day from and after the Commencement provided that the closing sale price of our common stock is not below $0.25, which amounts may be increased to up to 60,000 shares or 70,000 shares of our common stock depending on the market price of our common stock at the time of sale, subject to, upon the parties mutual agreement, which share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and/or “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is computed in accordance with the terms as set forth in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction - Purchases of Shares under the Purchase Agreement.”
Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on Nasdaq at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.
We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.
We have paid $40,000 to Lincoln Park as Lincoln Park’s full and complete expense reimbursement in connection with entering into the transaction, including any legal fees.
We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to the common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.
We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.
This offering will terminate on the date that all shares offered by this prospectus have been sold to Lincoln Park.
Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “OCUP.” The transfer agent of our common stock is Equiniti Trust Company.

LEGAL MATTERS
The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Honigman LLP, Kalamazoo, Michigan. Reed Smith LLP, New York, New York, is counsel for Lincoln Park in connection with this offering.
EXPERTS
The consolidated financial statements of Ocuphire Pharma, Inc. appearing in Ocuphire Pharma, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus forms a part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Ocuphire. The address of the SEC website is www.sec.gov. Our SEC filings are available to you on the SEC’s website at https://www.sec.gov and in the “Investor Relations” section of our website at https://ocuphire.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and the information specifically incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the SEC on May 15, 2023, August 11, 2023, and November 13, 2023;
•
our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 25, 2023, April 21, 2023, June 2, 2023, June 9, 2023, June 14, 2023, August 11, 2023; September 27, 2023; November 1, 2023, November 2, 2023, November 27, 2023, and December 6, 2023; and

•
the description of common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on June 7, 2019, including any amendments thereto or reports filed for the purposes of updating this description, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You may request a copy of these documents by writing or telephoning us at the following address:
Ocuphire Pharma, Inc.
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(248) 957-9024
Attn: Dr. George Magrath, Chief Executive Officer

$50,000,000 and
246,792 Shares of Common Stock

PROSPECTUS

   , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us, in connection with the offering of the securities pursuant to this Registration Statement:
SEC Registration Fee	$25,830
FINRA Filing Fee	$26,750
Legal Fees and Expenses	(1)
Accounting Fees	(1)
Miscellaneous Fees	(1)
Total	(1)
(1)
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.
Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Certificate of Incorporation and Bylaws
We have adopted provisions in our Second Amended and Restated Bylaws that provide for indemnification of our officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, our Certificate of Incorporation, as amended, limits the liability of our directors for monetary damages. The effect of this provision is to eliminate our rights and that of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate our rights or that of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insurance Policy
We have purchased an insurance policy that purports to insure our officers and directors against certain liabilities incurred by them in the discharge of their functions as such officers and directors.
The foregoing summaries are not intended to be exhaustive and are qualified in their entirety by reference to the complete text of the statute, the Company’s restated certificate of incorporation, as amended and the agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

1.2
Capital on Demand™ Sales Agreement, dated March 11, 2021 between Ocuphire Pharma, Inc. and JonesTrading Institutional Services LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K, filed on March 11, 2021).

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendix G to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2005).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 5, 2017).

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 30, 2018).

4.4
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 12, 2019).

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 6, 2020).

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on November 6, 2020).

4.7	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on November 6, 2020).

4.8	First Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2022).

4.9	Second Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2022).

4.10	Third Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2023).

4.11
Specimen Certificate for the Registrant’s Common Stock, par value $.0001 per share (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-129294), filed on October 28, 2005).

4.12*	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.13	Form of Indenture.

4.14*	Form of Debt Securities.

Exhibit Number	Description
4.15	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.16	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.17	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1	Opinion of Honigman LLP.

10.1
Purchase Agreement, dated as of August 10, 2023, by and between Ocuphire Pharma, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on August 11, 2023).

10.2
Registration Rights Agreement, dated as of August 10, 2023, by and between Ocuphire Pharma, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on August 11, 2023).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Honigman LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1*+	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
+	To be filed separately under electronic form type 305B2, if applicable.
Item 17.	Undertakings.
The undersigned registrants hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Farmington Hills, state of Michigan, on January 10, 2024.
OCUPHIRE PHARMA, INC.

By:	/s/ Dr. George Magrath
Dr. George Magrath
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. George Magrath, Amy Rabourn and Bernhard Hoffmann, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Dr. George Magrath	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 10, 2024
Dr. George Magrath

/s/ Amy Rabourn	Senior Vice President of Finance (Principal Financial and Accounting Officer)	January 10, 2024
Amy Rabourn

/s/ Sean Ainsworth	Director	January 10, 2024
Sean Ainsworth

/s/ James S. Manuso	Director	January 10, 2024
James S. Manuso

/s/ Cam Gallagher	Director	January 10, 2024
Cam Gallagher

/s/ Jay Pepose	Director	January 10, 2024
Jay Pepose

/s/ Richard J. Rodgers	Director	January 10, 2024
Richard J. Rodgers

/s/ Susan K. Benton	Director	January 10, 2024
Susan K. Benton